Exhibit l0.2

RGC International Investors, LDC
c/o Rose Glen Capital Management, L.P.
3 Bala Plaza East, Suite 501
251 St. Asaphs Road
Bala Cynwyd, PA 19004

September 29, 2002

M. Peter Thomas
President and Chief Executive Officer
Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111-2310

Re: Payment of Premium Amount on Series E Preferred Stock

Dear Mr. Thomas:

     This letter sets forth the agreement of RGC International Investors, LDC (“RGC”) and Superconductor Technologies Inc. (the “Company”) relating to the payment of certain amounts on account of shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred”) held by RGC. RGC currently holds 32,500 shares of Series E Preferred. Pursuant to Article VII of the Company’s Certificate of Designations, Preferences and Rights of the Series E Preferred (the “Certificate of Designation”), the outstanding shares of the Series E Preferred will automatically convert into 2,155,261 shares of the Company’s Common Stock on September 29, 2002 (the “Automatic Conversion Date”) and the Company shall have the option to pay the Premium Amount (as defined in the Certificate of Designation) either (i) in cash or (ii) in shares of Common Stock as provided in Article VII of such Certificate of Designation. The Premium Amount payable to RGC on the Automatic Conversion Date equals the sum of (i) $4,550,000, plus (ii) the product of (x) 128,828 and (y) the then applicable Conversion Price (as defined in the Certificate of Designation).

     The Company hereby agrees to pay, and RGC hereby agrees to accept, as payment for the Premium Amount due on the Automatic Conversion Date, (i) the amount of $3,000,000 in cash and (ii) a promissory note, substantially in the form attached hereto as Exhibit A, in the aggregate principal amount of $1,685,636.56.

     Please acknowledge your agreement with the foregoing by countersigning this letter and returning a copy to the undersigned.

RGC INTERNATIONAL INVESTORS, LDC

By:	Rose Glen Capital Management, L.P., Investment Manager

	By:	RGC General Partner Corp., as General Partner

	By:	/s/ Steve Katznelson

Steve Katznelson Managing Director

ACCEPTED AND AGREED:

SUPERCONDUCTOR TECHNOLOGIES INC.

By:	s/m M. Peter Thomas

M. Peter Thomas President and Chief Executive Officer